EXHIBIT 15.(a).1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-13198, 333-120041, 333-120042) pertaining to the employees stock option plans of ACS Motion Control Ltd., of our report dated June 30, 2008, with respect to the consolidated financial statements of ACS Motion Control Ltd. and subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2007.


Haifa, Israel                             /s/ Kost Forer Gabbay & Kasierer
                                          --------------------------------
June 30, 2008                               KOST FORER GABBAY & KASIERER
                                          A Member of Ernst & Young Global